T. ALAN OWEN & ASSOCIATES, P.C.
                                Attorneys at Law
                              One Arlington Centre
                             1112 East Copeland Road
                                    Suite 420
                             Arlington, Texas 76011
TELEPHONE                                                          TELEFAX
(817) 460-4498                                                    (817) 795-0154
(817) 461-6079 -- Metro

                                 August 29, 2001





Ms. Jeanne Zachary
Online Processing, Inc.
2027 Enchanted Lane
Lancaster, Texas 75146


         RE:      Online Processing, Inc.
                  Form SB-1


Dear Ms. Zachary:

         This letter shall serve to evidence my consent to being named in the Prospectus for the referenced Corporation's captioned registration statement as the attorney for the Corporation in connection with the offering described therein and to the inclusion of my opinion with regard to the Corporation and its capital stock as an exhibit to the registration statement.

         Please advise me if I may be of any further service in this respect.

                                                   Sincerely yours,


                                                 /s/  T. Alan Owen
                                                 -----------------
                                                      T. Alan Owen